UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2017

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Peter J. Gundermann, President, Chief Executive Officer and Director of Astronics Corporation (the “Company”), has determined to monetize a portion of his equity position in the Company’s common stock in a systematic, non-discretionary manner with minimal market impact and in accordance with applicable law and regulations.
Accordingly, pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, Mr. Gundermann adopted a written plan on December 15, 2017 relating to future sales of the Company’s common stock. Under Mr. Gundermann's plan he will place orders to sell up to an aggregate maximum of 71,322 shares of the Company's common stock by way of weekly sales orders beginning February 2, 2018 and ending October 12, 2018. Sales under the plan will be on the open market and at prevailing market prices. The number of shares to be sold each week will vary based on the market price, provided that no sales will occur if the market price is less than $35.00 per share.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: December 20, 2017	By:	/s/ David C. Burney
	Name:	David C. Burney
Executive Vice President